Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-35156, 333-00986, 333-18189, 333-43215, and 333-70341 of Objective Systems
Integrators, Inc. on Form S-8 of our report dated July 28, 2000, appearing in this Annual Report on Form 10-K of Objective Systems Integrators, Inc. for the year ended June 30, 2000.

/s/ Deloitte & Touche LLP

                              DELOITTE & TOUCHE LLP

San Jose, California
September 27, 2000